Exhibit 5.1

[Buchalter letterhead]

August 26, 2020

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549-1004

Re:    Heritage Commerce Corp

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Heritage Commerce Corp, a California corporation (the “Company”), in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an additional 2,000,000 shares of the Company’s common stock (the “Shares”) issuable under the Heritage Commerce Corp 2013 Equity Incentive Plan (the “2013 Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Amended Articles of Incorporation, as amended, and Bylaws, as amended, the Plan, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda, and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. Our opinion is expressed only with respect to the laws of the State of California.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement, and related prospectus, will be validly issued, fully paid, and nonassessable.

We consent to filing of this opinion as an exhibit to the Registration Statement. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

BUCHALTER

/s/ Buchalter

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